                                                                    EXHIBIT 10.2


                           [PLEXUS CORP. LETTERHEAD]
                                     WAIVER

September 15, 2000




Firstar Bank,
National Association
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois 60603

Bank One, NA
111 East Wisconsin Avenue
P.O. Box 2033
Milwaukee, Wisconsin 53201

Ladies and Gentlemen:

         Please refer to that certain Amended and Restated Credit Agreement dated as of June 15, 2000, as amended (the "Credit Agreement") between the undersigned Plexus Corp., a Wisconsin corporation (the "Company") and each of you (collectively, the "Banks" and individually a "Bank"). All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms by the Credit Agreement.

         1. Background. The Company has notified the Agent and the Banks that it wishes to borrow up to $60,000,000 from Bank One, NA on a short-term basis pursuant to a Demand Note in substantially the form attached hereto as
Exhibit 1 (the "Demand Note"). The Company's obligations on the Demand Note would be guaranteed by the Guarantors pursuant to their respective Guaranties. Such borrowing and guaranties would be in conflict with sections 5.1 and 5.8 of the Credit Agreement, and the Company has requested that the Banks waive such covenant violations. Subject to all of the terms and conditions hereof, the Banks are willing to grant such waiver as set forth below.

         2. Waiver. Effective as of the date hereof, the Banks hereby consent to the borrowing by the Company of up to $60,000,000 pursuant to the terms of the Demand Note attached hereto as Exhibit 1 and the guaranty of the Company's obligations under the Demand
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Note pursuant to the Guaranties, and waive the violations that would otherwise occur under sections 5.1 and 5.8 of the Credit Agreement as a result of such borrowing and guaranty.

         3. Conditions. Notwithstanding the foregoing, this Waiver shall not become effective unless and until it has been approved in writing by all parties to the Credit Agreement.

         4. Representations and Warranties. The Company repeats and reaffirms the representations and warranties set forth in Article IV of the Credit Agreement.

         5. Confirmation of Agreements. Except as expressly provided above, the Credit Agreement and the Guaranties shall remain in full force and effect, and this Waiver shall not release, discharge or satisfy any present or future debts, obligations or liabilities to the Banks of the Company, any Guarantor or other person or entity liable for payment or performance of any such debts, obligations or liabilities of the Company, or waive any default.

         6. Miscellaneous. The Company shall be responsible for the payment of all fees and out-of-pocket disbursements incurred by the Agent in connection with the preparation, execution, delivery, administration and enforcement of this Waiver and including without limitation the reasonable fees and disbursements of counsel for the Agent, whether or not any transaction contemplated by this Waiver is consummated. The provisions of this Waiver shall inure to the benefit of and be binding upon any successor to any of the parties hereto. All agreements, representations and warranties made herein shall survive the execution of this Waiver and the making of the loans under the Credit Agreement. This Waiver shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to its conflicts of law principles. This Waiver may be signed in any number of counterparts with the same effect as if the signatures hereto were upon the same instrument.

         If the foregoing is satisfactory to you, please sign the form of acceptance below and return a signed counterpart hereof to the Company.


                                             Very truly yours,

                                             PLEXUS CORP.



(Corporate Seal)

                                             By: /s/ Lisa M. Kelley
                                                -----------------------
                                                Title: Treasurer
                                                      -----------------


                                       2
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         Agreed to as of the date first above written.



                                         FIRSTAR BANK,
                                          NATIONAL ASSOCIATION


                                         By:  /s/
                                            -----------------------
                                             Title: Vice President
                                                   ----------------


                                         HARRIS TRUST AND SAVINGS BANK



                                         By: /s/
                                            -----------------------
                                            Title: Vice President
                                                   ----------------


                                         BANK ONE, NA (MAIN OFFICE CHICAGO)


                                         By: /s/
                                            ------------------------
                                            Title: Managing Director
                                                   -----------------






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                                                                    EXHIBIT 10.2

                                  DEMAND NOTE

$60,000,000                                                 September 15, 2000

          FOR VALUE RECEIVED, Plexus Corp., a Wisconsin corporation, promises to pay to the order of Bank One, NA (the "Bank"), the principal sum of Sixty Million Dollars ($60,000,000), on November 30, 2000 (the "Maturity Date") or upon earlier demand by the Bank.

          1. INTEREST. This Note shall bear interest at a per annum rate equal to the Prime Rate announced by the Bank from time to time, changing as and when such Prime Rate changes, payable with principal on the Maturity Date or upon earlier demand by the Bank.

          2. CALCULATION OF INTEREST. Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

          3. INCREASED INTEREST RATE. Principal amounts remaining unpaid after the Maturity Date or after demand for payment has been made or the occurrence of automatic acceleration hereunder shall bear interest from and after that date in time until paid at a rate of 2% per annum plus the rate otherwise payable hereunder.

          4. PREPAYMENT. This Note may be prepaid in full or in part at any time without premium or penalty.

          5. CREDIT BALANCES; SETOFF. As additional security for the payment of the obligations described in this Note (collectively the "Obligations"), the Borrower hereby grants to the Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of the Borrower now or hereafter in the possession of the Bank. The Bank may, at any time after demand for payment has been made or upon the occurrence of automatic acceleration hereunder set off against the Obligations without any advance or contemporaneous notice or demand of any kind to the Borrower, such notice and demand being expressly waived.

          6. PAYMENTS. Payments due under this Note shall be made in lawful money of the United States, and the Bank is authorized to charge payments due against any account of the Borrower. All payments may be applied by the Bank to principal, interest and other amounts due in any order which the Bank elects.

          7. PAYMENT DUE ON DEMAND; AUTOMATIC ACCELERATION. All amounts outstanding under this Note are due ON DEMAND. Notwithstanding the foregoing, the unpaid principal balance of this Note, together with all interest accrued thereon, shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby waived, if any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors shall be commenced under any Federal or state law by or against the Borrower.

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     8.   ADDITIONAL BANK RIGHTS.  Without affecting the liability of any
Borrower, endorser, surety or guarantor, the Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.

     9. WARRANTIES. The Borrower makes the following warranties: (A) It is a validly existing corporation, in good standing under the laws of its state of organization, and has all requisite power and authority, corporate or otherwise, and possesses all licenses necessary, to conduct its business and own its properties. (B) The execution, delivery and performance of this Note (i) are within the Borrower's power; (ii) have been duly authorized by proper corporate action; (iii) do not require the approval of any governmental agency; and (iv) will not violate any law, agreement or restriction by which the Borrower is bound. (C) This Note is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     10. WAIVERS; RELATIONSHIP TO OTHER DOCUMENTS. The Borrower and all endorsers, sureties and guarantors waive presentment, protest, demand, and notice of dishonor. The warranties, covenants and other obligations of the Borrower (and rights and remedies of the Bank) in this Note and all related documents are intended to be cumulative and to supplement each other.

     11. EXPENSES AND ATTORNEYS' FEES. The Borrower will reimburse the Bank and any participant in the Obligations ("Participant") for all reasonable attorneys' fees and all other reasonable costs, fees and out-of-pocket disbursements (including fees and disbursements of both inside counsel and outside counsel) incurred by the Bank or any Participant in connection with the preparation, execution, delivery, administration, defense and enforcement of this Note, including fees and costs related to any waivers or amendments with respect thereto. The Borrower will also reimburse the Bank and any Participant for all costs of collection before and after judgment, and the reasonable costs of preservation and/or liquidation of any collateral (including fees and disbursements of both inside and outside counsel).

     12. APPLICABLE LAW AND JURISDICTION; INTERPRETATION; JOINT LIABILITY. This Note shall be governed by and interpreted in accordance with the laws of the state of Wisconsin without regard to its conflicts of law principles, except to the extent superseded by Federal law. Invalidity of any provisions of this Note shall not affect any other provision. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION OF THE BANK'S MILWAUKEE OFFICE, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS NOTE, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein shall affect the Bank's rights to serve process in any manner permitted by law, or limit the Bank's right to bring proceedings against the Borrower in the


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competent courts of any other jurisdiction or jurisdictions.  This Note, and any amendments hereto (regardless of when executed) will be deemed effective and accepted only upon the Bank's receipt of the executed originals thereof.

         13.   WAIVER OF JURY TRIAL.  THE BORROWER AND THE BANK HEREBY
JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.



                                Plexus Corp.

                                By: /s/ Lisa M. Kelley
                                    ------------------

                                    Name and Title: Lisa M. Kelley
                                                    --------------------------
                                                    VP - Finance & Treasurer





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